Exhibit 10.1

ERASTAR CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") effective as of October 27, 2014 is entered into by and between MY Portfolios, Inc., a Nevada corporation, located at 10752 Deerwood Park Blvd., Jacksonville, Fl 32256 (herein referred to as the "Company") and EraStar Inc., a Nevada corporation located at 11411 Southern Highlands Parkway, Suite 160, Las Vegas NV 89141 (herein referred to as "EraStar"), and replaces and supersedes any and all other agreements between the above parties.

RECITALS

WHEREAS, Company is a publicly held corporation with its common stock listed on the OTC QB exchange under the symbol MVPI;

WHEREAS, EraStar Inc. a Nevada Corporation.

WHEREAS, Company desires to engage the services of EraStar to advise the Company regarding;

●	investor communications, and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities; and

●	strategic corporate advisory services to senior management regarding the structure, organization and development of the public company with an emphasis on legal , securities, governmental , financial, business and international matters.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.  Term of Consultancy.   Company hereby agrees to retain EraStar to act in an  advisory  and consulting capacity to the Company and EraStar hereby agrees to pro v ide services to the Company commencing upon October 27, 2014 and ending, unless extended, on October 27, 2015.

2.  Duties of EraStar. EraStar agrees that it will generally provide the following specified advisory and consulting services through its officers, directors, employees, consultants and other professionals during the term specified in Section 1:

●	Advise, consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, assist in establishing an image for the Company in the financial community, and assist in creating the foundation for subsequent financial public relations efforts;

●	Assist in making new introductions of the Company to the financial community;

●	With the cooperation and support of the Company and its management and directors, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

●	Advise, assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relation s generally;

●	Perform the functions generally assigned to shareholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to EraStar by the Company); if requested, assist in the preparation of press releases for the Company with the Company's involvement and approval of all Company press release s, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, assist in the presentation of such symbols, logos and names, and other matters relating to corporate image;

●	Under the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general in vesting public;

●	Under the Company's direction and approval conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

●
At the Company's request, and under the Company's direction and approval, review business plans, strategies, mission statements budgets, proposed transactions and other plans and further provide strategic corporate advisory services to senior management regarding the structure, organization and development of the public company and its corporate activities with an emphasis on legal, securities, governmental, financial, business and international matters, and,

●	Otherwise perform as the Company's advisor and consultant for public relations, strategic corporate advisory services and relations with financial professionals domestically and internationally.

3.  Duties of Company. The Parties hereto recognize that the success of EraStar's services to be provided pursuant to this Agreement rely heavily on cooperation and communication between EraStar and the Company. In this regard, the Company and EraStar agree that the Company will use its best efforts i n cooperating and communicating with EraStar, and in so doing, agrees to perform, to the extent legally permissible, all of the acts set out in Exhibit A attached to this Agreement and incorporated herein by reference. The Parties further acknowledge that all of the items listed in Exhibit A are material to the ability of EraStar to perform its obligations hereunder, and that the Company's failure to use its best efforts to satisfy the requirements of Exhibit A would materially hinder EraStar' s performance herein. The Company further agrees and understands that the status of the Company's Intellectual Property rights and defenses constitutes an important part of EraStar's understanding of and ability to perform its duties pursuant to this Agreement.

4.  Allocation of Time and Energies. EraStar hereby promises to perform and discharge faithfully the targeted responsibilities which may be assigned to EraStar from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations, strategic advisory and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. EraStar and staff shall diligently and thoroughly provide the advisory and consulting services required hereunder. Although no specific hours-per-day requirement is required of Erastar pursuant to this Agreement; EraStar and the Company agree that EraStar will perform the duties set forth herein above in a diligent and profession al manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by EraStar are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. In addition to and notwithstanding the above, the Company represents and warrants that it is, as of the date of this Agreement, fully compliant with the reporting requirements of the United States Securities and Exchange Commission ("SEC").  The Company represents and warrants that it will use its best efforts to maintain  compliance  with applicable SEC  rules  and  regulations governing  the filings  required  by  public  corporations. In the event that the Company is either not fully compliant as of the effective date of this Agreement, or at any time during the term of this Agreement, then the Company and EraStar shall agree on a schedule for achieving such compliance.

5.  Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate EraStar by paying twenty five thousand US dollars ($25,000) a month, within ten (l0) business days from the signing of this agreement, for twelve (12) months ending in October, 2015 for a total of three hundred thou sand dollars ($300,000) as well as issuing Company common stock as follows:

    5.1  For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue to EraStar an initial payment of four hundred thou sand (400,000) restricted shares, of the Company's Common Stock (the "Shares") to be delivered to EraStar within ten (I0) business days of the signing of this Agreement. This initial payment shall be issued to the EraStar immediately following execution of this Agreement and shall, when issued and delivered to EraStar, be fully paid and non-assessable. The Company understands and agrees that EraStar has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with EraStar.  The Shares constitute payment for EraStar's agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer; such Shares are not a prepayment for future services.  If the Company decides to terminate this Agreement prior to the first anniversary of the effective date of this Agreement for any reason whatsoever, it is agreed and understood that EraStar will not be requested or demanded by the Company to return an y of the Shares. Further, if and in the event the Company is acquired in whole or in part, during the term of this agreement, it is agreed and understood EraStar will not be requested or demanded by the Company to return the Shares. It is further agreed that if at any time during the term of this agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the EraStar shall retain and will not be requested by the Company to return any of the Shares; provided however, that the Shares may be converted into securities of the successor entity.

    5.2  The Company shall grant and deliver to EraStar warrants to purchase an aggregate of 900,000 shares of common stock (the "Warrants") as addition al consideration for EraStar's services.  The Warrants shall be issued on the effective date of this Agreement and shall be fully earned and nonassessable as of the effective date of this Agreement. The Warrants shall be exercisable for a term of five (5) years from the date of issue. The exercise price of the warrants shall be as follows:

       i.  300,000 Warrants, exercisable immediately through October 27, 2019 at fifty cents ($0.50) per share (the "$0.50 Warrants")

       ii.  300,000 Warrants, exercisable immediately through October 27, 2019 at one dollar ($1.00) per share (the "$1.00 Warrants")

       iii.  300,000 Warrants, exercisable immediately through October 27, 2019 at two dollars ($2.00) per share (the "$2.00 Warrants")

    5.3  The Shares and Warrants issued pursuant to this agreement shall be issued in the name of EraStar, Inc., Tax ID # 46-4156965 or its designees to be provided under separate cover email.

    5.4  With each transfer of the Shares and shares of common stock issuable upon exercise of the Warrants (the "Warrant Shares" and, together with the Shares and the Warrants, the "Securities") the Company shall cause to be issued a certificate representing such shares and, if required by applicable law and legally permissible, a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to EraStar has been duly authorized by the Company.  Company warrants that all Securities issued to EraStar pursuant to this Agreement shall have been or shall be validly issued, fully paid and non-assessable and that the issuance and any transfer of them to EraStar has been duly authorized by the Company's board of directors.

    5.5  EraStar acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly are "restricted securities" within the meaning of Rule 144 of the Securities Act.  As such, the Securities may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirement s of that Securities Act. The Company agrees to take any and all action(s) reasonable and legally permissible to clear the subject securities of restriction  upon  presentation  of any Rule  144(d) application by EraStar or its broker,  including, but not limited to: (1) Authorizing the Company’s transfer agent to remove the restrictive legend on the subject securities; (2) Expediting either the acquisition of a legal opinion from Company's counsel authorizing the rem oval of the restrictive legend, or accepting a third party legal opinion acknowledging same; and (3) Cooperating and communicating with EraStar and its broker in order to use Company's best efforts to clear the subject securities of restriction as soon as possible after presentation of a Rule 144(d) application by EraStar (or its broker) to either the Company and/or the Company's transfer agent. Further, the Company agrees to not unreasonably withhold or delay approval of any application filed by EraStar under Rule 144(d) of the Act to clear the subject securities of restriction.

●	EraStar and the Company acknowledge and agree that EraStar will suffer irreparable harm and anticipated and actual damages in the event that the Company unreasonably withholds or delays any Rule 144(d) application by EraStar to either the Company or the Company's transfer agent. The Company agrees that money damages could not compensate EraStar for its irreparable harm.

●	EraStar and the Company therefore agree that the Company shall have a period of ten (10) business days from the date EraStar's Rule 144(d) application is tendered to either the Company or its transfer agent by either EraStar and/or its broker, to take any and all necessary action to clear the subject securities of restriction, consistent the covenants in Section above. The Company and EraStar agree that this ten (10) day period is reasonable and consistent with industry standards concerning the handling and processing of restricted securities under Rule 144 by publicly traded companies. The Company also acknowledges that EraStar's ability to clear the subject securities of restriction, by virtue of the Company's best efforts, cooperation, covenants and representations in this regard is a material part of this Agreement and is a reason able and material expectation of EraStar in entering into this Agreement. Should events occur that require further expense of time beyond this ten (l0) day time period, the Company and EraStar shall reasonably agree in a writing signed by each to an extension for a specific amount of time. In no event shall an extension be agreed to unless the Company comports with its "best efforts" obligations, as set out above, and communicates with EraStar bona fide and reasonable attempts at meeting Company's obligations to clear the subject restricted securities, as described herein. Any written extension herein may be executed in counterparts by the principals of the Company and EraStar, and facsimile signatures may be tendered in lieu of originals. It is agreed that the separate signature of each principal on any agreement to extend time shall be deemed a complete original.

●	Should the Company fail to successfully take any and all reasonable and legally permissible actions necessary to clear the subject securities of restriction within the ten (10) day time period after EraStar or its broker's presentation of a Rule 144(d) application , or seek to extend time as provided and in light of the irreparable harm that EraStar will suffer i n the event of any intentional and/or unintentional delay i n EraStar's Rule 144(d) application , Company herein irrevocably consents and agrees that EraStar shall be entitled to injunctive relief in order to immediately enforce EraStar's right to removal of the restrictive legend on the Company's securities. Company further agrees that EraStar shall be entitled to immediately seek the injunctive relief contemplated and described herein in the Superior Court of Nevada, Clarke County. Both the Company and EraStar agreed that EraStar's access to injunctive relief; and the Company' s consent to EraStar's ability to obtain such injunctive relief shall not otherwise amend, supersede or modify the parties' agreement to submit any other disputes to mediation and arbitration as provided herein.

    5.6  In connection with the acquisition of Securities hereunder, EraStar represents and warrants to the Company, to the best of its/his knowledge, as follows:

●	EraStar acknowledges that EraStar has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment i n the Securities, and any additional information which EraStar has requested.

●	EraStar's investment in restricted securities is reasonable in relation to EraStar's net worth, which is i n excess of ten (10) times EraStar’s cost basis in the Shares. EraStar has had experience in investments in restricted and publicly traded securities, and EraStar has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. EraStar acknowledges that an investment in the Securities i s speculative and involves the risk of loss. EraStar has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and EraStar can afford the risk of loss of his entire investment in the Securities. EraStar is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended.

●	EraStar is acquiring the Securities for EraStar's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

●	EraStar is aware that information furnished by the Company pursuant to the terms of this Agreement may contain material, non-public information regarding the Company and that the United States securities laws prohibit any Person who has such material, non public information from purchasing or selling securities of the Company on the basis of such information or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities on the basis of such information. The term "Person," as used in this Agreement, will be broadly interpreted to include any individual and any corporation, partnership, entity, group, tribunal or governmental authority.

    5.7  Piggyback Registration Rights. If at any time the Company has registered or has determined to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of the Securities (a "Piggyback Registration"), the Company will give EraStar written notice thereof promptly (but in no event less than 15 days prior to the anticipated filing date) and, to the extent legally permissible, shall include in such registration all Securities requested to be included therein pursuant to written request received within 10 days after deli very of the Com pan y's notice.

6.  Non-Assignability of Services. EraStar's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to EraStar herein under the schedules set forth herein shall remain non-cancellable and due and payable, and any compensation received by EraStar may be retained in the entirety by EraStar, all without any reduction or pro-rating and shall be considered and remain fully paid and nonassessable. Notwithstanding the non-assignability of EraStar's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to EraStar, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to EraStar by the Company herein.

7.  Expenses. EraStar agrees to pay for all its expenses (phone, mailing, labor, etc.) other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company’s constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

8.  Indemnification. The Company warrants and represents that all oral communication s, written documents or materials furnished to EraStar by the Company with respect to financial affairs, operation s, profit ability and strategic planning of the Company are accurate and EraStar may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless EraStar against any claim s or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from EraStar 's performance of its obligations under this Agreement, communication or dissemination of an y said information , documents or materials excluding any such claims or litigation  resulting  from  EraStar' s communication or dissemination of information not provided or authorized by the Company.

9.  Representations and Warranties. The Company represents and warrants that any information furnished to EraStar will contain no untrue statement of any material fact nor omit any material facts, which would make the information misleading. The Company represents and warrants that it will adhere to any and all local, state and federal laws, rules and regulations governing the Company's businesses  and  any  and  all  actions  and  activities  involving the  Company,  its shareholders  and  the investment community. The Company further warrants  that  if  the  circumstances  relating  to information or documents furnished to EraStar materially change  at  any  time, the  Company  will inform EraStar promptly of the changes and immediately deliver to EraStar documents or information necessary to ensure the continued accuracy and completeness  of  all  information  and  documents. EraStar represents to the Company that it will not, to the best of EraStar's knowledge and belief, make any untrue statement of material fact. EraStar further represents and warrants to the Company that, to the best of EraStar's knowledge and belief, all actions taken by it on behalf of the Company i n connection with its advisory services will be conducted in compliance with all applicable state and federal Jaws. Further, EraStar shall comply with any procedures that might be reason ably imposed by the Company or its legal counsel to ensure compliance with such laws. Both the Company and EraStar agree and acknowledge that they and their employees, advisors and consultants shall perform their duties and obligations under this Agreement in accordance with applicable state and federal law, including without limitation the federal securities Jaws. All parties expressly understand, agree and acknowledge that EraStar's performance of its duties hereunder cannot and therefore will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with EraStar, Inc., a Nevada corporation and not any individual member of EraStar, and, as such, EraStar will not be deemed to have breached this Agreement if any member, officer or director of EraStar leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided that EraStar otherwise performs its obligations under this Agreement. EraStar represents that it is not required to maintain any licenses and registration s under federal or any state regulations necessary to perform the services set forth herein. EraStar acknowledge s that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over EraStar. EraStar acknowledges that, to the best of its knowledge, EraStar and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. EraStar further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulator y agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

10.  Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. EraStar represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the EraStar deemed necessary.

11.  Status as Independent Contractor. EraStar's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. EraStar further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by EraStar and the Company shall have no responsibility or duties regarding such matter s. Neither the Company nor the EraStar possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12.  Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13.  Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14.  Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed lo the other party at the address as set forth herein below:

To the Company:

10752 Deerwood Park Blvd.
S. Waterview II, Suite 100
Jacksonville FL, 32256
Attention:  William Meadow, CEO

To EraStar:

11411 Southern Highlands Parkway Ste 160
Las Vegas NV 89141
(702) 480 9800
Attention: Vanessa Luna, President/COO

    It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

15.  Term and Termination of Agreement.

●	This Agreement shall remain in full force and effect for a term of twelve (12) months. During the terms of this Agreement the indemnity provisions set forth paragraph in 8 shall survive any termination of this Agreement.

●	After the original term of this agreement is expired, this agreement may be extended upon either party giving the other party 30 days written notice, which written notice shall be sent by email, fax or certified mail return receipt. Extension of the agreement shall be effective on the 301h day after said written notice has been mailed or delivered, whichever is earlier.

●	Notwithstanding anything to the contrary, if either party materially breaches this agreement, the non-breaching party may, at his or its election, immediately terminate the agreement thereby relieving the non-breaching party of any obligation there under. Alternatively, the non-breaching party may proceed with performance without waiving any rights under the agreement. A material breach will mean and refer to a party's failure to comply with any covenants or obligation specified in this agreement.

●	In the event of a dispute arising between parties the dispute shall be submitted to mediation before the Judicial Arbitration and Mediation Services ("JAMS") in Nevada. The parties shall bear the costs of mediation equally. In the event that either party refuses to participate in mediation said party shall be prohibited from recovering attorney fees notwithstanding anything to the contrary in this agreement.

●	If mediation should fail to resolve the dispute between the parties, the matter shall be submitted to JAMS for binding arbitration. Discovery rights shall be preserved in said arbitration with regard to depositions and demands for production of documents as if the dispute were pending in Clark County Courts. Otherwise, discovery shall be prohibited. The costs of arbitration shall be equally shared by the parties until the dispute is either settled or adjudicated, at which time the arbitration may award said fees and costs to the prevailing party.

16.  Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. The parties agree that Nevada will be the venue of any dispute and will have jurisdiction over all parties.

17.  Arbitration. Any controversy or claim arising out of or relating  to this  Agreement,  or pertaining to any and all prior or subsequent agreements between or amongst the parties; or the alleged breach thereof, or relating to EraStar 's activities or remuneration under this Agreement, shall be settled by binding arbitration in Nevada, in accordance with the applicable rules of the JAMS , and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 16 herein.

18.  Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

MV PORTFOLIOS INC.
By:  /s/ Willaim Meadow
William Meadow, CEO

ERASTAR, INC.
By:  /s/ Vanessa Luna
Vanessa Luna, President/COO

EXHIBIT A

EraStar, Inc. is committed to ensuring
That our clients get the most out of their relationship with us.

We ask that you keep our partnership strong by
Making the following commitments:

●	Update your current company website. If you don't have one, you should immediately commission and construct one using an experienced designer. EraStar can provide contacts for web designers if needed. The website must be able to capture investor information that will be automatically forwarded to Info@ EraStar.com so that we can promptly send the full investor package, or make contact via fax or telephone call.

●	As requested by EraStar, be prepared to ensure that the Company’s website is up-to-date; including posting timely (which m ay include the making of weekly updates) website updates.

●	Place our contact information in the Investor section of your website and at the bottom of press releases:

For further information please contact:
Public Relations Contact:
EraStar, Inc.
702-480-9800

●	Prepare a comprehensive PowerPoint presentation for EraStar to use to introduce your company to potential investors and brokers.

●	Provide EraStar with all current and future business plans; provided, however, that EraStar is not requesting, and should not be sent, any materials, business plans, forecasts or similar materials that are materials, at the time that these materials are sent to EraStar, not in the public domain.

●	Send EraStar a CD or email of high-quality digital files of the company logo, product pictures, videos and graphics for the investor packages our Operations team will create.

●	Produce a two-page fact sheet for EraStar to use. The Operations department will email an example fact sheet that can be used as a template for creating your own.

●	Provide EraStar with the names and stock symbols of all competitors and comparable companies in the sector.

●	Subscribe to weekly OTC sheets. Please forward the OTC password to the EraStar Team at Info@EraStar.com so that we can monitor our shareholder base.

●	E-mail EraStar an in-depth matrix of expected company milestones that will be the subjects of press releases used to create market awareness. The goal is to have consistent and regular news flow. When news is issued to the business press, Info@EraStar.com should be copied so we can prepare national distribution to our contacts.

●	Verify and Update your company profile and stock information on the various financial websites. The EraStar Operations department will email you a list of finance websites and their contact information.

●	Provide EraStar with the names of key contacts of company management, their email addresses, and direct office and cell phone n umbers.

●	Each Quarter, provide EraStar with the NOBO shareholder list from the transfer agent.

●	Announce and participate in quarterly conference calls with the investing public. EraStar will host, organize and handle all logistics, including writing the press release, announcing the calls, and creating a digital archive with toll-free phone n umbers for access and a verbal transcript to be stored and accessible for 30 days to comply with SEC Rule FD.

●	Provide EraStar with the names and phone numbers of any financial experts, market makers, investment bankers, previous PIPE investors, stockbrokers, significant shareholders, etc., known to your company (i.e., your Rolodex of Wall Street contacts), so we can send them an IR package and fax news to them regularly.

●
Provide EraStar with the names and phone numbers of personal stockbrokers and financial contacts for inclusion in our database. Brokerage contacts can be provided for management to deposit their restricted rule 144 shares. This creates goodwill with supporters of the deal.

●	E-mail corporate updates at least once a week, preferably on Sunday or Monday prior to market open, to the EraStar team: Info@EraStar.com. We truly are a team, so please copy everyone on company e-mails.

●	Meet regularly with the entire EraStar team. EraStar will commit to visiting your office, and your senior management will commit to visiting EraStar's Las Vegas area office for quarterly meetings so that everyone involved can fully understand your business, market, news, strategy, challenges, etc. This ensures that we can continually position, plan and refine the appropriate message for Wall Street.

●	Be available to regularly answer calls from top mutual fund managers, stockbrokers and significant shareholders, and to inform EraStar about those discussions so we are all on the same page with communication.

●	Inform EraStar of your senior management's major travel plans. They must be willing to meet with top fund managers, stockbrokers and significant shareholders during their travels.

●	Provide the past 6 months and future 12 months of company revenue, expense, earnings forecasts/expectations and financing needs, broken down by quarter. Disclose structures and the likelihood of achieving such funding to EraStar and the investment community in timely fashion in order to avoid and/or ameliorate any potential liquidity issues, shortfalls or similar issues of concern to the investing public. As in item 5 above, this information request should not be read to include and/or solicit any information of any kind that is not in the public domain.

●	Provide EraStar with a matrix of all 144 restricted shares issued in the past 12 months, with dates issued, so we can better manage those surprises. Please also provide the contact information for your legal counsel.

●	Appoint a media relations firm to communicate with the financial community, if you don't handle media relations internally. We should expect to receive significant media attention.

●	Unless other arrangements reasonably agreeable to EraStar are made, be willing to issue restricted Rule 144 stock for a new research report in the first 60 days of the campaign. EraStar can discuss with you the quality firms that accept 144 stocks and provide their names upon request.

●	If not a fully reporting company, write an annual shareholder letter that will be released to the wire services for public information.

END